                                                                    Exhibit 24.1

                           DIRECTOR AND/OR OFFICER OF
                               POLYONE CORPORATION

                       REGISTRATION STATEMENT ON FORM S-4

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of PolyOne Corporation, an Ohio corporation (the "Company"), hereby constitutes and appoints Thomas A. Waltermire, W. David Wilson, John Rastetter and Wendy C. Shiba, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") one or more Registration Statement(s) on Form S-4 relating to the registration of the Company's 8.875% Senior Notes due 2012, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

                          Executed as of this 24th day of April 2002.

/s/ Thomas A. Waltermire           /s/ Carol A. Cartwright           /s/ David H. Hoag
------------------------           ------------------------          ------------------------
Thomas A. Waltermire               Carol A. Cartwright               David H. Hoag
President, Chief Executive         Director                          Director
Officer & Director

/s/ W. David Wilson                /s/ Gale Duff-Bloom               /s/  D. Larry Moore
------------------------           ------------------------          ------------------------
W. David Wilson                    Gale Duff-Bloom                   D. Larry Moore
Chief Financial Officer            Director                          Director

/s/ Gregory P. Smith               /s/ Wayne R. Embry                /s/ Farah M. Walters
------------------------           ------------------------          ------------------------
Gregory P. Smith                   Wayne R. Embry                    Farah M. Walters
Controller                         Director                          Director

/s/ James K. Baker                 /s/  Robert A. Garda
------------------------           ------------------------
James K. Baker                     Robert A. Garda
Director                           Director

/s/ J. Douglas Campbell            /s/ Gordon D. Harnett
------------------------           ------------------------
J. Douglas Campbell                Gordon D. Harnett
Director                           Director